SHARE EXCHANGE AGREEMENT among Gateway International Holdings, Inc., a Nevada corporation ("Gateway"), Nu-Tech Industrial Sales, Inc., a California corporation ("NuTech") and Robert Page and Kathy Page, individual residents of the State of California ("the NuTech Shareholders"), for the exchange of stock and related matters. Gateway and NuTech are sometimes referred to herein collectively as the "Corporations" and the Corporations and the NuTech Shareholders collectively as the "parties" or individually as a "party".

WHEREAS, on April 1, 2005, Gateway, NuTech and the NuTech Shareholders entered into a share exchange agreement whereby NuTech became a wholly-owned subsidiary of Gateway;

WHEREAS, the parties now feel that is in the interest of the Corporations and their respective shareholders that NuTech cease to be a subsidiary of Gateway;

WHEREAS, the parties desire to effect the transactions provide by this agreement whereby Gateway will assign and transfer to the NuTech Shareholders all stock of NuTech owned by Gateway and the NuTech Shareholders will assign and transfer to Gateway all stock of Gateway owned by the NuTech Shareholders.

WHEREAS, the parties desire to provide for related matters prior to and following the share exchange contemplated by this agreement.

NOW, THEREFORE, THE PARTIES agree as follows:

1. Share Exchange.

A. Subject to the terms and conditions of this agreement, at Closing (as defined below) Gateway will assign and transfer to the NuTech Shareholders the 2,500 shares of the common stock of NuTech owned by Gateway ("the NuTech Shares"), and the NuTech Shareholders will assign and transfer to Gateway the 2,500,000 shares of the common stock of Gateway owned by the NuTech Shareholders ("the Gateway Shares"). The result of these transactions will be that Gateway will divest itself of any and all stock interest in NuTech, and any claims thereto, and NuTech and the NuTech Shareholders will divest themselves of any and all stock interest in Gateway, and any claims thereto.

B. Gateway understands that the NuTech Shareholders have sold 75,000 shares of the Gateway Shares to certain persons to whom they have committed to transfer such stock ("The Transferee Shares"). Gateway agrees that following Closing certificates representing the Transferee Shares will be issued to the Nu-Tech Shareholders for satisfaction of this obligation by them.

2. Representations and Warranties of Gateway. Gateway hereby represents and warrants to NuTech that the statements contained in this paragraph are true and correct and will be true and correct as of the Closing:

(a) Organization and Standing. Gateway is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite authority to carry on its business as now conducted.

(b) Corporate Power. Gateway has all requisite legal and corporate power to enter into,

execute and deliver this agreement. This agreement, when executed by it, will be a valid and binding obligation of Gateway and enforceable in accordance to its terms, except as they maybe limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

(c) Authorization.

(1) Corporate Action. All corporate and legal action on the part of Gateway, its officers, directors and shareholders necessary for the execution and delivery of this agreement, the assignment and transfer of the NuTech Shares, and the performance of Gateway's obligations hereunder have been or will be taken by Closing.

(2) Valid Transfer. No part of the NuTech Shares have been sold, pledged or hypothecated by Gateway, nor have any options, warrants or other contract rights to the NuTech Shares been entered into by Gateway, and Gateway has good title to the NuTech Shares. When the NuTech Shares are assigned and transferred at Closing they will be free of any liens or encumbrances.

(d) Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Gateway is required in connection with the valid execution of this agreement or the assignment and transfer of the NuTech Shares.

(e) No Conflict with Other Instruments. The execution, delivery and performance by Gateway of its obligations under this agreement will not result in any violation of or constitute a default under, with or without the passage of time or the giving of notice, (i) any provision of Gateway's articles of incorporation or bylaws (ii) any provision of any judgment, decree or order to which Gateway is a party or by which it is bound (iii) any material contract, obligation or commitment to which Gateway is a party or by which it is bound or (iv) any statute, rule or governmental regulation applicable to Gateway.

3. <u>Representations and Warranties of NuTech.</u> NuTech hereby represents and warrants to Gateway that the statements contained in this paragraph are true and correct and will be true and correct as of the Closing:

(a) Organization and Standing. NuTech is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite authority to carry on its business as now conducted.

(b) Corporate Power. NuTech has all requisite legal and corporate power to enter into, execute and deliver this agreement. This agreement, when executed by it, will be a valid and binding obligation of NuTech and enforceable in accordance to its terms, except as they maybe limited by bankruptcy, insolvency, moratorium, anbd other laws of general application affecting the enforcement of creditors' rights.

(c) Authorization. All corporate and legal action on the part of NuTech, its officers, directors and shareholders necessary for the execution and delivery of this agreement and the

performance of NuTech's obligations hereunder have been or will be taken by Closing.

(d) Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of NuTech is required in connection with the valid execution of this agreement or the assignment and transfer of the Gateway Shares.

(e) No Conflict with Other Instruments. The execution, delivery and performance by NuTech of its obligations under this agreement will not result in any violation of or constitute a default under, with or without the passage of time or the giving of notice, (i) any provision of NuTech's articles of incorporation or bylaws (ii) any provision of any judgment, decree or order to which NuTech is a party or by which it is bound (iii) any material contract, obligation or commitment to which NuTech is a party or by which it is bound or (iv) any statute, rule or governmental regulation applicable to NuTech.

4. Representations and Warranties of the NuTech Shareholders.

Except for the Transferee Shares, none of the Gateway Shares have been sold, pledged or hypothecated by the NuTech Shareholders, nor have any options, warrants or other contract rights to the Gateway Shares been entered into by the NuTech Shareholders, and the NuTech Shareholders have good title to the Gateway Shares. When the Gateway Shares are assigned and transferred at Closing they will be free of any liens or encumbrances.

5. Actions Prior to Closing: The Corporations undertake to complete the following actions by Closing.

A. The Corporations will agree upon and prepare a form of lease by NuTech of agreed space at 3840 East Eagle Drive, Anaheim, California at a monthly rent of $2,800 plus $1,000 per month for telephone answering services. The lease will provide, *inter alia,* that (i) should Gateway request that NuTech vacate the premises it will do so as soon as possible, but in no case later than 30 days following such request and (ii) so long as it occupies any part of the leased premises, NuTech will maintain liability and other insurance in an amount and coverage acceptable to Gateway.

B. The Corporations shall agree upon and prepare a list of the office furniture, equipment and other materials to be transferred to Nutech at Closing.

C. NuTech shall deliver to Gateway copies of the following personnel and financial records of NuTech:

(i) General ledgers contained in Quick Books from July, 2006 to Closing.

(ii) Accounts payable detail as of Closing.

(iii) Account receivable detail as of Closing.

(iv) Employee records and payroll registers July, 2006 to Closing.

(v) Fixed asset detail ledgers as of Closing

(vi) Copies of all current promissory notes, loan agreements and leases.

(vii) Bank statements and reconciliations July 2006 to Closing.

(viii) Physical inventory detail and valuation at Closing.

(ix) Purchase journals for the month prior to Closing.

D. NuTech undertakes to furnish timely to Gateway copies of the cash receipts journal for NuTech for the month immediately following Closing.

6. Satisfaction of Certain Obligations of NuTech.

A. In satisfaction of outstanding obligations of NuTech to Gateway for certain unpaid corporate allocation, rent, utilities and accounting costs, NuTech will provide to Gateway at its request within twelve months following Closing various tools and equipment carried by NuTech without cost to Gateway in a value of $26,300. As used herein, the value of such goods and equipment for the purpose of satisfying this amount will be the wholesale costs to NuTech as shall be evidenced by invoices furnished to Gateway. Transfers of tools and equipment to Gateway will not exceed a value of $2,250 per month, provided, that in any month or month that the value of such transfers is less than $2,250 the credit for such shortfall shall carry forward to future months.

B. Except as specifically provided in this agreement, upon compliance with the terms and conditions of Closing neither Corporation nor the NuTech Shareholders will have any obligation for any expenses or liabilities of the other, nor will have any claims upon the revenues or properties of the other or any claims to any payments from the other.

7. Understandings of the NuTech Shareholders.

A. The NuTech Shareholders understand that they and their advisors are entitled to access to any information about Gateway and its operations which the NuTech Shareholders or their advisors reasonably deem appropriate or necessary to the decision of the NuTech Shareholders to enter into this agreement. Gateway will furnish or make available to the NuTech Shareholders and their advisors before Closing such information and materials that they shall have requested including, without limitation, audited and unaudited financial statements for Gateway and its subsidiaries. The NuTech Shareholders and any other persons to who such information and materials are furnished agree not to divulge such information to other persons other than as is necessary for use by the NuTech Shareholders and their advisors. The failure of the NuTech Shareholders to request such information in writing before Closing will be deemed to be an informed waiver by them of that right.

B. The NuTech Shareholders understand that Gateway's common stock trades in the public market and that the trading price of its stock may fluctuate in the future, including the possibility that future trading prices may be significantly higher than its current trading price. The NuTech Shareholders have considered this in their decision to enter into this agreement and to exchange the

Gateway Shares for the NuTech Shares. In so doing, they have reached the decision that this represents to them a fair exchange. The NuTech Shareholders agree that they will not at any future time make any claims that they failed to receive fair value in the exchange contemplated by this agreement, and, specifically, that they will not make any claims based upon any future increase in the market value of Gateway's common stock, if such occurs.

8. Access to Information.

Following Closing, the Corporations and the NuTech Shareholders will from time to time as requested take such actions and provide such documents to the others as may be reasonably required to carry out the intent and terms of this agreement. This will include, without limitation, access by Gateway to the financial records of NuTech now and from time to time as reasonably required, the providing of any financial information concerning NuTech which may be required by Gateway for completion of its financial statements, and the execution of related documents by NuTech and/or the NuTech Shareholders as may be reasonably required, provided only that Gateway will pay reasonable costs for the preparation and furnishing of such information by NuTech or the NuTech Shareholders beyond costs which otherwise would be incurred by them. Any failure to comply with the provisions of this paragraph will entitle the aggrieved party to injunctive relief as well as damages.

9. Closing.

A. Subject to the terms and conditions of this agreement, the closing of the transactions contemplated by this agreement ("Closing") shall take place as promptly as possible but no later than March 31, 2007 at the office of Gateway at 3840 East Eagle Drive, Anaheim, California.

B. Subject to the conditions set forth in this agreement, the parties agree to consummate the following transactions at Closing:

(i) Gateway shall assign and transfer to the NuTech Shareholders the NuTech Shares by physically delivering to the NuTech Shareholders one or more stock certificates representing the total amount of the NuTech Shares being assigned and transferred, duly endorsed or accompanied by duly executed stock powers sufficient to validly assign and transfer the NuTech Shares to the NuTech Shareholders, which shall be all the shares of NuTech owned by Gateway.

(ii) The NuTech Shareholders shall assign and transfer to Gateway the Gateway Shares, by physically delivering to Gateway one or more stock certificates representing the total amount of the Gateway Shares being assigned and transferred, duly endorsed or accompanied by duly executed stock powers (with medallion guaranties, if required by Gateway's transfer agent) sufficient to validly assign and transfer the Gateway Shares to Gateway, which shall be all shares of Gateway owned by the NuTech Shareholders.

(iii) Any officers and/or directors of Gateway who are officers and/or directors of NuTech will deliver their resignations as officers and/or directors of NuTech.

(iv) Any officers and directors of NuTech who are officers and/or directors of Gateway or

any of its subsidiaries will deliver their resignations as officers and/or directors of Gateway and any of its subsidiaries other than NuTech.

(v) Subject to proof of adequate business insurance by NuTech, the Corporations shall enter into a lease in the form agreed upon.

(vi) Gateway will deliver to NuTech or the NuTech Shareholders any information properly requested by them pursuant to Paragraph 6 of this agreement, if not already delivered.

(vii) Gateway and NuTech shall each deliver to the other a certified resolution of their respective boards of directors adopting and approving the execution of this agreement.

(viii) Gateway will forgive all intercorporate loans or accounts payable due from NuTech to Gateway or any of its other subsidiaries.

(ix) Gateway will transfer to NuTech and NuTech will accept its (i) accounts receivable (ii) its inventory (iii) its accounts payable and (iv) its lines of credit.

(x) Gateway will transfer to NuTech and NuTech will accept title and possession of the office furniture, equipment and other materials agreed to by them.

(xi) Gateway will be relieved of any further obligations to pay the costs of medical insurance for any employees of NuTech.

(xii) Gateway will deliver to NuTech and to the NuTech Shareholders, and NuTech and the NuTech Shareholders will deliver to Gateway, omnibus general releases for any and all claims whatsoever which exist or may exist at the time of Closing excepting only those which may arise out of this agreement.

C. Any party in whose favor a condition of Closing runs may, at its sole option, waive the compliance of such condition or defer the compliance with such condition to a future date, and such waiver will not interfere with the completion of the Closing.

D. Each of the parties shall use its or their best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this agreement and to ensure that the representations and warranties of the parties remain true and correct in all material respects through the Closing.

10. Dissemination of Information.

A. NuTech and the NuTech Shareholders understand that Gateway is a publicly-traded company, and none of them will make any disclosure prior or following Closing to any person except their attorneys, accountants, other advisors and family of the negotiations leading to the execution of this agreement, its terms or its execution until such announcements have been approved or made by Gateway. NuTech and the NuTech Shareholders will advise any persons to whom they make permitted disclosure of the private nature of the disclosure and the importance that such persons do

not themselves make any public disclosure of such information until the times provided for in this agreement.

B. The parties agree that their entering into this agreement arises from certain incompatibilities between Gateway on the one hand and NuTech and the NuTech Shareholders on the other, and no party blames or will seek to blame any other party for such incompatibilities. Each of the parties agrees that at no time before or after Closing will any of them disparage the other in any way concerning the events which led to the execution of this agreement or the prior relationship among the parties.

11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Gateway, to

Gateway International Holdings, Inc.
3840 East Eagle Drive
Anaheim, California 92807

If to NuTech, to

NuTech Technology
3840 East Eagle Drive
Anaheim, California 92807

If to the NuTech Shareholders, to

Robert Page and Kathy Page
4362 Bobwhite Road
Brea, California 92823

12. Arbitration.

The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within Orange County, California.

13. Miscellaneous.

(a) Waivers and Amendments. Any provision of this agreement may be amended, waived or modified upon the written consent of the party or parties affected.

(b) Governing Law. This agreement and all actions arising out of or in connection with this agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Entire Agreement. This agreement constitutes the full and entire understanding and agreement between the parties with regard to the transactions contemplated by this agreement.

(d) Survival. The representations, warranties and agreements made herein shall survive the execution, delivery and closing of this agreement.

(e) Expenses. Each party shall pay its or their own expenses involved in the preparation, negotiation, review and closing of this agreement.

(f) No Presumptions. Each party has been given the opportunity to review this agreement and to seek the advice of counsel and others in regard to accepting, modifying or rejecting any of its provisions. No presumptions shall be made against any party based upon which party prepared this agreement.

(g) Validity. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one instrument. Signatures on this agreement may be communicated by facsimile or scanned transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following a facsimile or scanned transmission provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this agreement.

(i) Assignment. The terms and conditions of this agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this agreement, except as may be expressly provided in this agreement.

(j) Tax Liability. The parties have had the opportunity to review with their advisors the federal, state, and local tax consequences of the transactions contemplated by this agreement. Each party agrees to rely on such advisors and not on any statements or representations of any other party. Each party shall be responsible for its own tax liability, if any, that may arise as a result of this agreement.

(k) Further Assurances. From time to time as requested, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

14. Effective Date.

The effective date of this agreement for all purposes shall be March 19, 2007.

IN WITNESS WHEREOF the parties have executed this agreement.

GATEWAY HOLDINGS INTERNATIONAL, INC.

By ______________________
Authorized Officer

NU-TECH INDUSTRIAL SALES, INC..

By ______________________
Authorized Officer

ROBERT PAGE

______________________ (L.S)

KATHY PAGE

______________________ (L.S)